Exhibit 10.12

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”) is entered into effective as of June 13, 2003, by and between John M. Slack (the “Executive”) and Castle Dental Centers, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company and the Executive are parties to an Employment Agreement dated as of July 19, 2002 (the “Agreement”), pursuant to which the Company employs the Executive as its Senior Vice President.

WHEREAS, the Company and the Executive wish to amend the Agreement.

NOW THEREFORE, in consideration of the promises and mutual covenants and obligations herein set forth and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows, intending to be legally bound:

1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement unless otherwise defined herein.

2. Sections 1 and 2 of the Agreement are amended to indicate that from June 13, 2003 until a permanent Chief Executive Officer of the Company is hired (the “Interim Period”), the Executive will serve as interim Chief Executive Officer and will be subject to the authority and direction of the Board of Directors. At the end of the Interim Period, the Executive shall resume his duties and responsibilities as currently described in the Agreement.

3. Section 4(a) of the Agreement is hereby amended to increase the Executive’s Salary to $15,416.67 per month effective July 9, 2003.

4. A Section 4(f) is hereby added to the Agreement which shall read as follows:

(f) Special Bonus. During the Interim Period, the Executive shall be paid a special bonus of $5,000 per month for each month for which he serves as interim Chief Executive Officer. This special bonus shall be paid no less frequently than semi-annually and any theretofore unpaid amounts shall be paid in full, including any applicable pro-rated amount for a partial month, upon the termination of the Interim Period.

5. Except as amended by this Amendment, the Agreement shall remain in full force and effect and is hereby ratified and affirmed.

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date and year first above written.

COMPANY: CASTLE DENTAL CENTERS, INC.

By:

Name:

Title:

EXECUTIVE:

By:

John M. Slack

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